Putnam Investment Funds Series Capital Opportunities FYE 4/30
Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 20, 2014 Incorporated by reference to Post Effective Amendment No. 150 to the Registrants Registration Statement filed on May 26, 2015.